Robert A. Forrester
                                 Attorney at Law
                      1215 Executive Drive West, Suite 102
                             Richardson, Texas 75081

                               TEL (972) 437-9898
                               FAX (972) 480-88406


April 15, 2002

Integrated Technology Group
301 West Main Street
Suite 500
Ardmore, OK 73401

                  Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as counsel to Integrated Technology Group, a Nevada corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration for resale under the Securities Act of 1933, as amended (the "Act"), of up to 4,000,000 shares of the Company's common stock, par value $.001 per share, issued or to be issued by the Company to the selling shareholders named in the Registration Statement (the "Shares").

In connection with the registration of the Shares, I have reviewed such documents and records as I have deemed necessary to enable me to express an opinion on the matters covered hereby. In rendering this opinion, I have (a) assumed (i) the genuineness of all signatures on all documents examined by me,
(ii) the authenticity of all documents submitted to me as originals, and (iii) the conformity to original documents of all documents submitted to me as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied (i) on certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

Based upon the foregoing, I am of the opinion that the Shares will, upon issuance for consideration equal to or greater than the par value at the time of the issuance, be validly issued, fully paid and non-assessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ Robert A. Forrester

Robert A. Forrester